Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report of Customers Bancorp, Inc. (the “Corporation”) on Form 10-Q for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay S. Sidhu, Chairman and Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 9, 2023	/s/ Jay S. Sidhu
Jay S. Sidhu, Chairman and Chief Executive Officer (Principal Executive Officer)

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of the Corporation with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used by any person or for any reason other than as specifically required by law.